UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2013
Date of Report (Date of earliest event reported)

NANO LABS CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-171658	84-1307164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Ford Building 615 Griswold Street, 17th Floor Suite 1715 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

(888) 806-2315
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Confidential Disclosure Agreement

Effective on May 6, 2013, Nano Labs Corp., a Colorado corporation (the “Company”), entered into a confidential disclosure agreement (the “Disclosure Agreement”) with Dentsply International Inc., a Delaware corporation ("Dentsply"). Both the Company and Dentsply independently possess and will continue to acquire certain confidential and proprietary information concerning nano-materials for dental composites (the "Confidential Information"). In accordance with the terms and provisions of the Disclosure Agreement, both the Company and Dentsply desire to disclose certain of its respective Confidential Information to the other party Both parties agree to hold in confidence and not to use such Confidential Information except for evaluation, recommendations to and/or discussion with the other party and other purposes specifically requested by the owner of the Confidential Information. Lastly, both parties agree to take every reasonable precaution to safeguard the confidentiality of the other party's Confidential Information, including restriction of access to such Confidential Information to only essential employees, agents, and/or associates, and maintaining all documents, memoranda, correspondence, data, notebooks, reports, drawings, samples or records contianing such Confidential Information in a secure location.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1  Confidential Disclosure Agreement dated May 6, 2013 between Dentsply International Inc. and Nano Labs Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO LABS CORP.

DATE: May 24, 2013	/s/ Bernardo Camacho Chararria
Name: Bernardo Camacho Chararria
Title: President/Chief Executive Officer

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